SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  November 30, 2005
                  -----------------

                           WESTSIDE ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)

        Nevada                     0-49837                    88-0349241
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  (State or other               (Commission File             (IRS Employer
jurisdiction of Incorporation)      Number)               Identification Number)


  4400 Post Oak Parkway, Suite 2530, Houston, Texas              77027
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number,
including area code:   713/ 979-2660
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       (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 30, 2005, Westside Energy Corporation ("Registrant") entered into a binding purchase and sale agreement (the "Agreement") with Kelly
K. Buster, James I. Staley, Enexco, Inc., the Class B Limited Partners of EBS, and EBS Oil & Gas Partners Production GP, LLC (separately a "Seller" and collectively the "Sellers"), pursuant to which Registrant agreed to purchase from the Sellers, and the Sellers agreed to sell to Registrant, all of the outstanding equity interests (the "Equity Interests") in EBS Oil and Gas Partners Production Company, L.P. ("EBS") and its affiliates. EBS is a privately held entity engaged in the drilling and completion of wells on various oil and gas leases covering lands located primarily in Cooke, Montague, and Wise Counties, Texas. Upon closing, the effective time (the "Effective Time") of the sale and purchase pursuant to the Agreement (the "Transaction") will be October 1, 2005.

         EBS has represented to Registrant that EBS owns rights in 8,736 gross acres, and has drilled and operates 27 wells located primarily in the Barnett Shale. EBS also owns varying working interests in wells operated by third parties. EBS has furnished Registrant with a reserve report dated October 1, 2005 indicating that as of such date EBS had Total Proved reserves of 2,081,493 MCF of natural gas and 43,239 barrels of oil, and Proved Developed reserves of 1,336,678 MCF of natural gas and 26,973 barrels of oil, with Proved Developed Producing reserves of natural gas and oil constituting 53.5% and 34.8%, respectively, of the Total Proved reserves of such hydrocarbons. EBS has represented to Registrant that Tri-County Gathering, a pipeline system operated by Cimmarron Gathering, LLP, is the primary transporter of gas sold by EBS in the Barnett Shale area, and that EBS owns approximately a one-sixth interest of Cimmarron Gathering, LLP. This pipeline is comprised of approximately 14 miles of gathering lines and three compression stations with approximately 2,500 horsepower of compression with pipeline capacity of approximately 20 million cubic feet per day. Registrant will be acquiring this one-sixth interest pursuant to the terms of the Agreement. EBS has ten employees, who will be employed by Registrant after the closing of the Transaction.

         The purchase price for the Equity Interests consists of an initial purchase price to be paid at closing (the "Initial Purchase Price") and additional consideration to be paid after closing (the "Additional Consideration"). The Initial Purchase Price is set at $9,804,839, and will consist of the assumption or purchase of debt owed by EBS in the approximate amount of $5.65 million (the "Partnership Debt"). (See the discussion set forth hereinafter regarding Registrant's purchase of certain outstanding Partnership Debt contemporaneously with the execution of the Agreement.) The Initial Purchase Price is subject to certain adjustments (believed to be customary) based on the value of EBS's inventory of hydrocarbons at the Effective Time, the value of all of EBS's unsold inventory of gas plant products at the Effective Time, the value of all hydrocarbons sold by EBS after the Effective Time, certain accrued taxes as of the Effective Time, the amount of any net working capital deficit as of the Effective Time, and certain other matters. The Initial Purchase Price, less the amount of the Partnership Debt and the preceding adjustments, will be paid in cash at closing.

         The amount of Additional Consideration will be based on certain EBS wells (the "CVR Wells") that are in various stages of development as of the date of the Agreement but that did not have production sustained for a sufficient period of time to permit a third party engineering report to establish proved reserves. The amount of Additional Consideration will depend upon the amount of "Proved Reserves" (as such term is used in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress) that the CVR Wells are determined to have after the closing of the Transaction. The determination of the amount of the Additional Consideration will take place on several occasions after the closing of the Transaction.

         The Agreement contains representations, warranties, indemnifications and other agreements believed by Registrant to be customary for transactions such as the one provided for by the Agreement. The consummation of the Transaction is subject to a number of customary conditions, including, without limitation, that Registrant has secured acquisition financing satisfactory to it in its sole discretion, all representations and warranties remain true and correct, all pre-closing agreements have been performed, all required approvals and consents of the Transaction have been obtained, no lawsuit seeking to enjoin the Transaction has been instituted, all ancillary documents have been executed, and Sellers have prepared and delivered certain audited financial statements regarding EBS. There can be no assurance that the Transaction will be completed and that Registrant will thus acquire the business of EBS.

         In connection with the execution of the Agreement, Registrant purchased from a group of private investors their rights as lenders in certain outstanding Partnership Debt (referred to hereinafter as the "Purchased Partnership Debt) owed by EBS to such group. The outstanding balance of, and the purchase price paid by Registrant for, the Purchased Partnership Debt was $3.85 million. The Purchased Partnership Debt is secured by liens on and security interests in substantially all of EBS's assets. In connection with its purchase, Registrant received an assignment of these liens and security interests. These liens and security interests represent a senior secured position, but Registrant will share this lien position with another EBS creditor. The Purchased Partnership Debt accrues interest at the rate of 12% per annum, and will become due and payable in 60 days.

         A copy of Registrant's press release announcing the execution of the Agreement is attached to this Form 8-K as Exhibit 99.1.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit
Number      Exhibit Title

99.1 Press Release of Registrant dated November 30, 2005 entitled "Westside Energy To Purchase Partner Interests in Barnett Shale Acreage; Acquisition Immediately Accretive to Reserves, Production and Pipeline Assets"


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WESTSIDE ENERGY CORPORATION
                                                     (Registrant)

Date: December 1, 2005                      By:  /s/ Jimmy D. Wright
                                                --------------------
                                            Jimmy D. Wright,
                                            Chief Executive Officer